Exhibit 99.1

NEWS RELEASE

Vistra Reports First Quarter 2023 Results

Earnings Release Highlights

•	Recorded first quarter 2023 Net Income of $698 million and Net Income from Ongoing Operations[1] of $725 million and achieved Ongoing Operations Adjusted EBITDA[1] of $554 million.

•	Reaffirmed 2023 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG[1] guidance ranges.

•	Made progress towards closing the acquisition of Energy Harbor Corp., which is expected in fourth quarter 2023.

•	Continued to execute on the $4.25 billion share repurchase program, repurchasing ~$2.7 billion from Nov. 2, 2021 through May 4, 2023, representing a repurchase of ~23% of the shares outstanding.

•	Declared second quarter 2023 dividend of $0.204 per share of common stock to be paid on June 30, 2023, representing an ~15% increase from the second quarter 2022 dividend.

IRVING, Texas — May 9, 2023 — Vistra Corp. (NYSE: VST) (“Vistra”) today reported its first quarter 2023 financial results and other highlights.

“This year is off to an exciting start. We are executing on our strategic priorities – including realizing the benefits of our integrated model, which is supported by our comprehensive hedging program, providing line of sight to our robust return of capital program, and the transformation of our company,” said Jim Burke, president and CEO of Vistra. “Our zero-carbon portfolio continues to grow: the Moss Landing 350-megawatt Phase III development is on track to come online this summer, and we announced in March the planned acquisition of Energy Harbor Corp., a transaction that will more than double the amount of zero-carbon generation we currently have online. This acquisition will further enhance our stable and elevated earnings potential we see continuing into the out years, with price support from the nuclear production tax credit.”

Burke continued, “This transaction is an attractive and transformative opportunity, and the novel structuring of consideration for the assets allows us to continue our focus on consistently returning capital to our shareholders while maintaining a strong balance sheet. Share repurchases continue as planned, with Vistra repurchasing approximately $440 million of stock since the beginning of this year, contributing to a total 23% share reduction since the repurchase program began in November 2021. Together with the anticipated $300 million in annual dividends paid on an ever-reducing share count, the Vistra shareholder return proposition remains strong.”

Burke concluded, “We continue to see tremendous opportunity in Vistra’s integrated model and the critical role our assets play in meeting customer needs. This quarter’s performance shined a light on the resiliency of the business even in mild weather conditions across the country. We are very excited about the outlook for our business and our ability to serve customers in a growing category that is undergoing significant change. Vistra is well positioned to create sustained, long-term value, and we remain keenly focused on execution of our strategic priorities.”

Vistra – Press Release

May 9, 2023, Page 2

Summary of Financial Results for Quarter Ended March 31, 2023

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,

	2023	2022
Net income (loss)	$698	$(284)
Ongoing operations net income (loss) [2]	$725	$(172)
Ongoing operations Adjusted EBITDA[2]	$554	$541
Adjusted EBITDA by Segment
Retail	$(29)	$163
Texas	$383	$171
East	$1	$148
West	$46	$25
Sunset	$164	$44
Corporate and Other	$(11)	$(10)
Asset Closure	$(41)	$—

For the first quarter 2023, Vistra reported Net Income of $698 million, Net Income from Ongoing Operations of $725 million, and Ongoing Operations Adjusted EBITDA of $554 million. Vistra’s Net Income for the first quarter 2023 was an improvement of $982 million over the first quarter 2022 Net Loss, driven primarily by $1,085 million in pre-tax unrealized gains from mark-to-market valuations of commodity positions in 2023 compared to $360 million in pre-tax unrealized losses from mark-to-market valuations of commodity positions in 2022. Ongoing Operations Adjusted EBITDA for the first quarter 2023 was $13 million higher than the first quarter 2022, driven primarily by benefits of in-the-money settled hedges at higher prices and the recognition of the net bonus position from PJM that reflects the operating performance of our fleet with respect to Winter Storm Elliott, partially offset by impacts of milder weather and the expected increased customer migration to default service and lower capacity payment revenues.

Guidance

($ in millions)	Reaffirmed 2023
Ongoing Operations Adjusted EBITDA	$3,400 - $4,000
Ongoing Operations Adjusted FCFbG	$1,750 - $2,350

Vistra reaffirmed its 2023 guidance ranges of Ongoing Operations Adjusted EBITDA of $3,400 million to $4,000 million and Ongoing Operations Adjusted FCFbG of $1,750 million to $2,350 million. The midpoint of 2023 Ongoing Operations Adjusted EBITDA guidance is $3,700 million, which is the top of the potential Ongoing Operations Adjusted EBITDA midpoint opportunity range Vistra announced in the first quarter of 2022. The midpoint of the 2023 Ongoing Operations Adjusted FCFbG guidance range is $2,050 million.

As of March 31, 2023, Vistra had hedged approximately 86% of its expected generation volumes on average for the three-year period 2023 to 2025, with 2023 hedged at approximately 99% and 2024 hedged at approximately 96%. Vistra’s hedging program and forward price curves as of May 4, 2023 continue to support its 2023 guidance ranges and support an expected upside to Ongoing Operations Adjusted EBITDA midpoint opportunities for 2024 and 2025, which were estimated to be in the range of $3,500 million to $3,700 million in the first quarter of 2022.3

Share Repurchase Program

As of May 4, 2023:

•	Vistra had executed ~$2.7 billion in share repurchases since November 2021.

•	Vistra has ~$1.55 billion remaining under its $4.25 billion share repurchase authorization, which is expected to be utilized by year-end 2024.

•	Vistra had ~373 million shares outstanding, representing an ~23% reduction of the amount of the shares outstanding on Nov. 2, 2021.

Vistra – Press Release

May 9, 2023, Page 3

Clean Energy Transition

Vistra is focused on reliability, affordability and sustainability. With this in mind, Vistra continues to grow its fleet of lower carbon resources, advancing these interests through cost-effective, strategic investments in solar and battery energy storage developments (its Vistra Zero portfolio) and through its transformative acquisition of Energy Harbor, anticipated to close in the fourth quarter 2023.

Vistra currently has 3,408 MW of zero-emission generation and energy storage online (including our 2,400-MW nuclear facility, Comanche Peak), with additional renewable generation and energy storage developments in the near-term pipeline, including the Moss Landing Phase III 350 MW energy storage development anticipated to be online mid-2023.

In March 2023, Vistra announced the execution of a definitive agreement to acquire Energy Harbor, which will add more than 4,000 MW of nuclear generation to its portfolio along with approximately one million additional retail customers. Together with Comanche Peak, Vistra will have approximately 6,400 MW of nuclear generation online at the transaction’s closing. The transaction will provide diversification and scale across multiple carbon-free technologies. Further, in 2022, Comanche Peak applied to extend its licenses through 2050 and 2053 for the two-unit facility, an additional 20 years beyond the original licenses. This process is advancing as expected.

The Inflation Reduction Act is anticipated to provide the Vistra Zero portfolio with the opportunity to realize material benefits on the development of additional renewables and energy storage, as well as provide strong price support for our nuclear facilities, including those being acquired through the Energy Harbor transaction.

Vistra intends to remain strategic and disciplined with respect to the timing of investments in Vistra Zero. Overall, continued development of the Vistra Zero portfolio is expected to be financed primarily with third-party capital, including the net proceeds of the $1 billion green perpetual preferred stock issued in December 2021 and nonrecourse financings at the project or Vistra Zero portfolio level.

Liquidity

As of March 31, 2023:

•

Vistra had total available liquidity of approximately $2,679 million, including cash and cash equivalents of $518 million, $1,992 million of availability under its corporate revolving credit facility, and $169 million of availability under its commodity-linked revolving credit facility.

–    Available capacity under the commodity-linked revolving credit facility reflects the borrowing base, which is lower than the aggregate commitments of $1,350 million. The reduction in the borrowing base is due to a decrease in commodity prices and would increase in size in a rising commodity price environment in accordance with the terms of the commodity-linked revolving credit facility.

Earnings Webcast

Vistra will host a webcast today, May 9, 2023, beginning at 9 a.m. ET (8 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

Vistra – Press Release

May 9, 2023, Page 4

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

1

Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. References to Adjusted EBITDA and Adjusted FCFbG are references to Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted Free Cash Flow before Growth, respectively. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2

Due to the recast of Edwards Power Plant, which retired on Jan. 1 2023, to the Asset Closure segment, Net Loss from Ongoing Operations for the three months ended March 31, 2022 decreased $50 million and Ongoing Operations Adjusted EBITDA for the three months ended March 31, 2022 decreased $6 million.

3

Reflects potential midpoint opportunity range of Ongoing Operations Adjusted EBITDA for 2024 and 2025 previously disclosed on our first quarter 2022 earnings call; this range of estimated opportunities is not intended to be guidance.

Vistra – Press Release

May 9, 2023, Page 5

About Vistra

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. Serving approximately 4 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 37,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates the 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives, including the acquisition of Energy Harbor, and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2022 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

May 9, 2023, Page 6

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,

	2023	2022
Operating revenues	$4,425	$3,125
Fuel, purchased power costs and delivery fees	(2,170)	(2,279)
Operating costs	(421)	(416)
Depreciation and amortization	(366)	(430)
Selling, general and administrative expenses	(288)	(288)
Impairment of long-lived assets	(49)	—

Operating income (loss)	1,131	(288)
Other income	20	5
Other deductions	(3)	(4)
Interest expense and related charges	(207)	(7)
Impacts of Tax Receivable Agreement	(65)	(81)

Net income (loss) before income taxes	876	(375)
Income tax (expense) benefit	(178)	91

Net income (loss)	$698	$(284)
Net (income) loss attributable to noncontrolling interest	1	(1)

Net income (loss) attributable to Vistra	$699	$(285)
Cumulative dividends attributable to preferred stock	(38)	(38)

Net income (loss) attributable to Vistra common stock	$661	$(323)

Vistra – Press Release

May 9, 2023, Page 7

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,

	2023	2022
Cash flows — operating activities:
Net income (loss)	$698	$(284)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	477	542
Deferred income tax expense (benefit), net	181	(84)
Impairment of long-lived and other assets	49	—
Unrealized net (gain) loss from mark-to-market valuations of commodities	(1,085)	360
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	41	(126)
Asset retirement obligation accretion expense	9	9
Impacts of Tax Receivable Agreement	65	81
Stock-based compensation	22	14
Bad debt expense	35	30
Other, net	8	2
Changes in operating assets and liabilities:
Margin deposits, net	1,227	210
Accrued interest	(47)	(62)
Accrued taxes	(91)	(98)
Accrued employee incentive	(79)	(59)
Other operating assets and liabilities	(75)	56

Cash provided by operating activities	1,435	591

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(484)	(373)
Proceeds from sales of nuclear decommissioning trust fund securities	119	98
Investments in nuclear decommissioning trust fund securities	(125)	(103)
Proceeds from sales of environmental allowances	35	7
Purchases of environmental allowances	(61)	(116)
Insurance proceeds	3	1
Proceeds from sale of assets	2	3
Other, net	(2)	3

Cash used in investing activities	(513)	(480)

Cash flows — financing activities:
Repayments/repurchases of debt	(7)	(132)
Net borrowings under accounts receivable financing	175	500
Borrowings under Revolving Credit Facility	100	—
Repayments under Revolving Credit Facility	(350)	—
Repayments under Commodity-Linked Facility	(400)	—
Share repurchases	(301)	(710)
Dividends paid to common stockholders	(77)	(77)
Other, net	(14)	6

Cash used in financing activities	(874)	(413)

Net change in cash, cash equivalents and restricted cash	48	(302)
Cash, cash equivalents and restricted cash — beginning balance	525	1,359

Cash, cash equivalents and restricted cash — ending balance	$573	$1,057

Vistra – Press Release

May 9, 2023, Page 8

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(595)	$584	$745	$52	$424	$(485)	$725	$(27)	$698
Income tax expense	—	—	—	—	—	178	178	—	178
Interest expense and related charges (a)	7	(4)	—	(4)	1	206	206	1	207
Depreciation and amortization (b)	29	153	161	15	14	17	389	—	389

EBITDA before Adjustments	(559)	733	906	63	439	(84)	1,498	(26)	1,472
Unrealized net (gain) loss resulting from hedging transactions	559	(346)	(923)	(18)	(340)	—	(1,068)	(17)	(1,085)
Generation plant retirement expenses	—	—	—	—	—	1	1	—	1
Fresh start/purchase accounting impacts	1	(1)	2	—	1	—	3	—	3
Impacts of Tax Receivable Agreement	—	—	—	—	—	65	65	—	65
Non-cash compensation expenses	—	—	—	—	—	22	22	—	22
Transition and merger expenses	(2)	—	—	—	1	2	1	—	1
Impairment of long-lived assets	—	—	—	—	49	—	49	—	49
PJM capacity performance default impacts (c)	—	—	14	—	6	—	20	—	20
Winter Storm Uri impacts (d)	(34)	1	—	—	—	—	(33)	—	(33)
Other, net	6	(4)	2	1	8	(17)	(4)	2	(2)

Adjusted EBITDA	$(29)	$383	$1	$46	$164	$(11)	$554	$(41)	$513

(a)	Includes $41 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $23 million in the Texas segment.
(c)

Represents initial estimate of anticipated market participant defaults on PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott, which amounts are expected to be withheld by PJM from our net bonus position during 2023.

(d)

Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri. We estimate remaining bill credit amounts to be applied in future periods are for the remainder of 2023 (approximately $21 million), 2024 (approximately $9 million) and 2025 (approximately $25 million).

Vistra – Press Release

May 9, 2023, Page 9

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated[d]	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$2,428	$(1,972)	$(128)	$(61)	$(400)	$(39)	$(172)	$(112)	$(284)
Income tax benefit	—	—	—	—	—	(91)	(91)	—	(91)
Interest expense and related charges[a]	1	(5)	2	—	1	8	7	—	7
Depreciation and amortization[b]	36	145	179	42	16	17	435	17	452

EBITDA before Adjustments	2,465	(1,832)	53	(19)	(383)	(105)	179	(95)	84
Unrealized net (gain) loss resulting from hedging transactions	(2,306)	2,031	93	44	413	—	275	85	360
Generation plant retirement expenses	—	—	—	—	4	—	4	2	6
Impacts of Tax Receivable Agreement	—	—	—	—	—	81	81	—	81
Non-cash compensation expenses	—	—	—	—	—	17	17	—	17
Transition and merger expenses	6	—	1	—	—	10	17	—	17
Winter Storm Uri impacts[c]	(12)	(42)	—	—	—	—	(54)	—	(54)
Other, net	10	14	1	—	10	(13)	22	8	30

Adjusted EBITDA	$163	$171	$148	$25	$44	$(10)	$541	$—	$541

(a)	Includes $126 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $22 million in Texas segment.
(c)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm.

(d)

Due to the recast of Edwards Power Plant, which retired on Jan. 1 2023, to the Asset Closure segment, Net Loss from Ongoing Operations for the three months ended March 31, 2022 decreased $50 million and Ongoing Operations Adjusted EBITDA for the three months ended March 31, 2022 decreased $6 million.

Vistra – Press Release

May 9, 2023, Page 10

VISTRA CORP. - NON-GAAP RECONCILIATIONS

2023 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Consolidated

	Low	High	Low	High	Low	High
Net Income (loss)	1,050	1,510	(180)	(80)	870	1,430
Income tax expense	300	440	0	0	300	440
Interest expense and related charges (a)	710	710	0	0	710	710
Depreciation and amortization (b)	1,580	1,580	0	0	1,580	1,580
EBITDA before adjustments	3,640	4,240	(180)	(80)	3,460	4,160

Unrealized net (gain) loss resulting from hedging transactions	(267)	(267)	(14)	(14)	(281)	(281)
Fresh start / purchase accounting impacts	6	6	0	0	6	6
Impacts of Tax Receivable Agreement	66	66	0	0	66	66
Non-cash compensation expenses	53	53	0	0	53	53
Transition and merger expenses	0	0	0	0	0	0
Winter Storm Uri impacts (c)	(52)	(52)	0	0	(52)	(52)
Other, net	(46)	(46)	4	4	(42)	(42)
Adjusted EBITDA guidance	3,400	4,000	(190)	(90)	3,210	3,910

Interest paid, net	(622)	(622)	0	0	(622)	(622)
Tax (paid) / received (d)	(49)	(49)	0	0	(49)	(49)
Tax Receivable Agreement payments	(9)	(9)	0	0	(9)	(9)
Working capital and margin deposits	479	479	0	0	479	479
Accrued environmental allowances	434	434	0	0	434	434
Reclamation and remediation	(33)	(33)	(100)	(100)	(133)	(133)
Winter Storm Uri impacts	0	0	0	0	0	0
Other changes in other operating assets and liabilities	17	17	(21)	(21)	(4)	(4)
Cash provided by (used in) operating activities	3,617	4,217	(311)	(211)	3,306	4,006

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(950)	(950)	0	0	(950)	(950)
Solar and storage development expenditures	(977)	(977)	0	0	(977)	(977)
Other growth expenditures	(159)	(159)	0	0	(159)	(159)
(Purchase)/sale of environmental allowances	(520)	(520)	0	0	(520)	(520)
Other net investing activities	(20)	(20)	0	0	(20)	(20)
Free cash flow	991	1,591	(311)	(211)	680	1,380

Working capital and margin deposits	(479)	(479)	0	0	(479)	(479)
Solar and storage development and other growth expenditures	977	977	0	0	977	977
Other growth expenditures	159	159	0	0	159	159
Accrued environmental allowances	(434)	(434)	0	0	(434)	(434)
Purchase/(sale) of environmental allowances	520	520	0	0	520	520
Transition and merger expenses	12	12	26	26	38	38
Transition capital expenditures	4	4	0	0	4	4
Adjusted free cash flow before growth guidance	1,750	2,350	(285)	(185)	1,465	2,165

[1]	Regulation G Table for 2023 Guidance prepared as of November 4, 2022.
(a)	Includes unrealized (gain) / loss on interest rate swaps of $36 million.
(b)	Includes nuclear fuel amortization of $105 million.
(c)	Adjustment for bill credits applied to large commercial and industrial customers that curtailed during Winter Storm Uri.
(d)	Includes state tax payments.